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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                  April 7, 2000

                                  HELISYS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-27286                   95-4552813
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

   24015 Garnier Street, Torrance, CA                              90505
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (310) 891-0600


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ITEM 5. - OTHER EVENTS.

     On February 15, 2000, Walter W. Cruttenden III ("Cruttenden"), repaid the obligations of Helisys, Inc., a Delaware corporation (the "Company"), under a Master Revolving Note between the Company and Comerica Bank - California (the "Bank Note") pursuant to a Guaranty dated November 14, 1997. On April 7, 2000, the Company entered into a Stock Issuance Agreement, effective as of February 15, 2000, between the Company and Cruttenden, whereby in consideration for Cruttenden paying off the balance due under the Bank Note, Cruttenden received the following: (i) 7,000,000 shares of the Company's common stock; (ii) the Company agreed to reprice the warrants to purchase 200,000 shares of the Company's common stock then held by Cruttenden from an exercise price of $1.75 per common share to $.05 per common share; (iii) the right to elect one director to the Company's Board of Directors; and (iv) an irrevocable proxy from Mike Feygin ("Feygin") with respect to shares of the Company's common stock owned by Feygin. In addition, the Company also executed a Secured Promissory Note in favor of Cruttenden in the amount of $236,634.22 and a Security Agreement for a first priority security interest in all of the assets of the Company. Cruttenden also agreed to execute a Subordination and Nondisturbance Agreement and approve the grant of 668,010 incentive stock options to employees of Helisys.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HELISYS, INC.

May 11, 2000                               /s/ GARY S. MOSKOVITZ
                                           -------------------------------------
                                           Gary S. Moskovitz
                                           President and Chief Executive Officer


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